UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2007

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, Thomas H. McLain resigned as Chairman, Chief Executive Officer and President and as a director of Nabi Biopharmaceuticals (the “Company”). Mr. McLain’s employment with the Company terminated on March 31, 2007 (the “Separation Date”). In connection with Mr. McLain’s resignation, he and the Company entered into a separation agreement effective June 29, 2007 (the “Separation Agreement”).

Mr. McLain’s Employment Agreement with the Company, dated effective April 1, 2004 (the “Employment Agreement”), provided that upon the termination of his employment with the Company, the Company was to continue to pay Mr. McLain his base salary for a period of twenty-four months in bi-weekly installments. The Employment Agreement further provided that, upon the termination of his employment all of Mr. McLain’s unvested stock options and restricted stock would vest immediately (subject to the terms of individual awards) and Mr. McLain was entitled to receive continued fringe benefits for a period of twenty-four months and pro rated bonus compensation for the year in which his employment terminated. The obligation of the Company to provide these severance benefits was conditioned upon the executive’s execution of a separation agreement containing a release of claims against the Company.

Under the Separation Agreement, Mr. McLain will receive 24 months of salary and benefits in a lump sum of $1,198,961 to be paid on October 1, 2007, $106,875 as a bonus with respect to 2007 under the Company’s VIP Management Incentive Bonus Plan to be paid no later than March 15, 2008, a matching contribution to his 401(k) account of $9,000 to be paid in 2008 and reimbursement of up to $50,000 for attorneys’ fees incurred by Mr. McLain in connection with his separation from the Company, provided that he complies with the terms and conditions of the Separation Agreement and the Employment Agreement. The Separation Agreement provides that Sections 9, 10, 11 and 12 are the only provisions of the Employment Agreement that survive Mr. McLain’s resignation. Under the Separation Agreement, all of Mr. McLain’s unvested stock options and restricted stock as of the Separation Date will vest in full on the effective date of the Separation Agreement, except for the awards of options to purchase 84,329 shares of the Company’s common stock and 58,746 shares of restricted stock granted to Mr. McLain on February 24, 2006, which Mr. McLain will forfeit. The Separation Agreement provides a general release of the Company by Mr. McLain and a limited release of Mr. McLain by the Company. Under one of the surviving provisions of the Employment Agreement, Mr. McLain will not compete with the Company for a period of one year after the Separation Date. The Company intends to file the Separation Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: July 6, 2007	By:	/s/ Jordan I. Siegel
	Name:	Jordan I. Siegel
	Title:	Senior Vice President, Finance and Chief Financial Officer